Exhibit 10.89

Fifth Amendment to License Agreement

THIS FIFTH AMENDMENT (this “Amendment”), is made and entered into as of September 29, 2014 (the “Amendment Effective Date”) is entered into by and between JAPAN TOBACCO INC., a Japanese corporation having its principal place of business at JT Building, 2-1 Toranomon, 2-chome, Minato-ku, Tokyo 105-8422, Japan (“JT”), and GILEAD SCIENCES, INC., a Delaware corporation having its principal place of business at 333 Lakeside Drive, Foster City, CA 94404, United States (“Gilead”). JT and Gilead are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, JT and Gilead have previously entered into a License Agreement dated March 22, 2005 which was amended by the First Amendment to License Agreement on May 19, 2005; the Second Amendment to License Agreement on May 17, 2010; the Third Amendment to License Agreement on July 5, 2011; and the Fourth Amendment to License Agreement on July 5, 2011 and as supplemented by the memorandum on September 5, 2012 (such License Agreement, as amended and supplemented previously and contemporaneously with this Amendment, the “EVG Agreement”);
WHEREAS, Gilead has been paying royalties in some countries and interim royalties in other countries on Net Sales of the Quad since the Commercial Launch for the Quad pursuant to the memorandum dated September 5, 2012 (the “Memorandum”); and
WHEREAS, the Parties now wish to amend the EVG Agreement on the calculation of Net Sales for the Quad and Quad7340 Combination Products, based on the Parties’ discussions pertaining to the value of the EVG component thereof in relation to the other components thereof.

NOW THEREFORE, based on the foregoing premises and the mutual covenants and obligations set forth below, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.    Definitions. Unless otherwise specified, capitalized terms not defined in this Amendment shall have the definitions set forth therefor in the EVG Agreement. For clarity, Quad7340 shall have the meaning as set forth in Section 1.5 of the 4th Amendment to the EVG Agreement.

ARTICLE 2

NET SALES DEFINITION
2.1    Net Sales Definition, Section 1.65. The Parties wish to modify the calculation by which the Parties will determine Net Sales for the Quad and the Quad7340. Accordingly, the Parties hereby agree to add the following text to the end of Section 1.65 (definition for “Net Sales”) of the EVG Agreement:
“Notwithstanding the foregoing provisions of this Section 1.65, Net Sales on which royalties will be payable with respect to the Combination Products Quad and Quad7340 only, shall be calculated as set forth below.

(a)
Quad Prior to [*]. Until [*], Net Sales of the Quad for purposes of determining royalties payable under the EVG Agreement shall equal [*] of Net Sales (determined in accordance with the first three paragraphs of Section 1.65) of the Quad in the Gilead Territory.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

(b)
Quad Following [*]. Starting as of [*], Net Sales of the Quad for purposes of determining royalties payable under the EVG Agreement shall equal [*] of Net Sales (determined in accordance with the first three paragraphs of Section 1.65) of the Quad in the Gilead Territory.

(c)
Quad7340. Net Sales of the Quad7340 for purposes of determining royalties payable under the EVG Agreement shall equal [*] of Net Sales (determined in accordance with the first three paragraphs of Section 1.65) of the Quad7340 in the Gilead Territory.”

The original formulae for calculating Net Sales of the Combination Products provided in the Section 1.65 of the EVG Agreement prior to this Amendment shall be hereinafter referred to as the “Original Formulae” and the formulae for calculating Net Sales of Quad and Quad7340 added herein to the Section 1.65 of the EVG Agreement shall be hereinafter referred to as the “Added Quad/Quad7340 Formulae”.
For clarity, for the purpose of applying the royalty rates under Section 8.3(a) of the EVG Agreement the Net Sales of Quad and Quad7340 shall be determined by the Added Quad/Quad7340 Formulae and shall not be determined by the Original Formulae.
2.2    Royalty Tiers. The Net Sales of the Quad and Quad7340 as set forth in Section 2.1 above shall be used in determining the aggregate Net Sales of Products in the Gilead Territory under Section 8.3(a) of the EVG Agreement.
2.3    Access Countries. Section 2.1 of this Amendment shall not apply to Excluded Net Sales or Generic Net Sales as set forth in the 3rd Amendment to the EVG Agreement. If a Generic Licensee sells a Generic Version of the Quad or Quad7340, the Net Sales for such Generic Versions shall be determined as set forth in Section 1.10 (definition for “Generic Net Sales”) of the 3rd Amendment to the EVG Agreement.

ARTICLE 3

RECONCILIATION

3.    Reconciliation Payment. The Parties agree to apply the Added Quad/Quad7340 Formulae for all applicable sales of the Quad since the Commercial Launch of the Quad. Accordingly, instead of applying the provisions of the Memorandum for the true-up, the following methodology shall apply:
Within forty-five (45) days following the Amendment Effective Date, Gilead shall calculate and provide to JT a notice stating (i) the amounts of royalties and interim royalties paid by Gilead to JT between the date of Commercial Launch for the Quad and the Amendment Effective Date (the “Paid Quad Royalties”) and (ii) the amounts of royalties that would have been paid by Gilead to JT with respect to sales of Quad by applying the calculation set forth in the Added Quad/Quad7340 Formulae (the “Adjusted Quad Royalties”). If the Paid Quad Royalties are greater than the Adjusted Quad Royalties then Gilead shall [*]. If the Adjusted Quad Royalties are greater than the Paid Quad Royalties then Gilead shall [*].
The calculation, payment and notice set forth in this Article shall be subject to relevant provisions of the EVG Agreement including without limitation Sections 8.4(c) and (d), 8.5 through 8.10 and 12.1.

ARTICLE 4

MISCELLANEOUS

4.1    Effect. Except as expressly amended by this Amendment, the EVG Agreement remains in full force and effect.

4.2    Governing Law. This Amendment shall be governed and construed in accordance with the substantive laws of the State of New York and the federal law of the United States of America without regard to its conflict of law rules that would require the application of the laws of a foreign state or country.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

4.3    Entire Agreement; Amendment. This Amendment together with the EVG Agreement set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Amendment. No subsequent alteration, amendment, change or addition to this Amendment shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

4.4.    Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Amendment.

4.5    Headings. The headings for each Article and Section in this Amendment have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

4.6    Translations. This Amendment is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Amendment, and any dispute proceeding related to or arising hereunder, shall be in the English language. If there is a discrepancy between any Japanese translation of this Amendment and this Amendment, this Amendment shall prevail.

4.7    Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

IN WITNESS WHEREOF the Parties have executed this Amendment in duplicate originals by their duly authorized officers as of the date first set forth above.

Gilead Sciences, Inc. By:/s/ John F. Milligan Name: John F. Milligan, Ph.D. Title: President & Chief Operating Officer	Japan Tobacco Inc. By:/s/ Muneaki Fujimoto Name: Muneaki Fujimoto Title: President, Pharmaceutical Business

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED